UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 18, 2007

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	I.R.S. Employer Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, FirstEnergy Corp. (Company) adopted amendments to the FirstEnergy Corp. Executive Deferred Compensation Plan (EDCP) and the FirstEnergy Corp. Supplemental Executive Retirement Plan (SERP).  Primarily, these plans were amended and restated in order to comply with the requirements and final regulations of Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A).  The summary description below is qualified in its entirety by the provisions of the plan documents themselves.

Unless otherwise specified, the amendments apply to post-2004 deferrals.  These amendments include:

•	Bonus deferral elections must be made in the calendar year prior to the year in which the bonus is earned.

•
Distribution elections must be made at the time the deferral of compensation is elected.  Participants are provided a window in the 2007 enrollment to make a modification to the 2005, 2006 and 2007 distribution elections as permitted by the regulations to Section 409A. Going forward participants may make a change to the commencement date; however, any change must be made at least one year prior to the original termination date and must delay payments for a minimum of five years from the original commencement date.

•
As part of the annual election process, participants will no longer be able to link EDCP deferral elections to elections in the qualified defined contribution plan but will be able to make an election to change the amount of the deferral into the EDCP at a predetermined time during the year.

•	No accelerated distribution is allowed for post-2004 deferrals.

•	In-service withdrawals are prohibited for pre-2004 and post-2004 deferrals.

•	The option for electing a three-year installment distribution instead of a lump sum payment upon involuntary, pre-retirement termination of employment has been eliminated.

•
Payments to specified highly compensated employees, including the portion of supplemental pension benefits accrued after December 2004, are delayed six months from date of separation from service on all post-2004 deferrals, with interest or dividends continuing to accrue upon the delayed payments.

•	Provisions have been added to permit the future expansion of Plan investment options similar to those available under the FirstEnergy Savings Plan.

Also, Article 6 of the EDCP providing for supplemental pension benefits was amended.  The following changes apply to current and future retirees who have accrued a post-2004 supplemental pension benefit:

•	Survivorship options are elected at the time of commencement from among the plan’s actuarially equivalent payment options.

•	Timing of commencement is independent of the commencement of qualified plan benefits. Supplemental pension benefits will commence at the later of age 55 or termination.

•
Participants may make a change to the commencement date for their supplemental plan benefits; however, any change must be made at least one year prior to the original commencement date and must delay payments for a minimum of five years.

Also, on September 18, 2007 the Company’s Board of Directors approved written amendments to the SERP.  Again, primarily the SERP was amended to add conforming language required by Section 409A.  In addition, the language of the SERP was also modified so that married participants could elect a 50% qualified spousal annuity.  This change was instituted to remain current with competitive practice.  There are no further material changes to the plan other than the implementation of a six-month payment restriction after separation from service for specified highly compensated employees.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in FirstEnergy’s SEC filings, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the deferral of fuel costs) and the Pennsylvania Public Utility Commission (including Penn’s default service plan filing), the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan filing for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, any final adjustment in the purchase price per share under the accelerated share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in the registrant’s SEC filings, and other similar factors.  The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 21, 2007

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer